                                                                    Exhibit 10.2





                           FIRST AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 24, 2000 (this "AGREEMENT"), is by and among CENTURY BUSINESS SERVICES, INC., a Delaware corporation (the "Company"), the Lenders party to the Credit Agreement referred to below (the "LENDERS"), BANK OF AMERICA, N.A. as agent (the "AGENT"), and BANKBOSTON, N.A., BANK ONE, MICHIGAN, LASALLE BANK NATIONAL ASSOCIATION AND PNC BANK, NATIONAL ASSOCIATION, each as Co-Agent (the "CO-AGENTS").

                                    RECITALS:

         WHEREAS, the Company, Agent, Co-Agents and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 3, 1997, as amended and restated as of August 10, 1998 and as amended and restated as of August 24, 1999 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "CREDIT AGREEMENT"); and

         WHEREAS, the Company, Agent, Co-Agents and the Lenders wish to amend the Credit Agreement in certain respects as set forth herein, subject to the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

        SECTION 1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Credit Agreement.

        SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

        (a) THE DEFINITIONS OF "APPLICABLE MARGIN," "CHANGE OF CONTROL," "COLLATERAL DOCUMENTS," "EBIT," "EBITDA" AND "PERMITTED ACQUISITION THRESHOLD" IN ARTICLE I OF THE CREDIT AGREEMENT ARE EACH HEREBY AMENDED BY DELETING SAID DEFINITIONS IN THEIR ENTIRETY AND INSERTING THE FOLLOWING IN LIEU THEREOF:

                  "APPLICABLE MARGIN" shall mean on any date the applicable percentage set forth below based upon the Level as shown in the Compliance Certificate then most recently delivered to the Lenders:

                   Revolving Loans                       Letters of Credit
                    Base        Offshore                                                     Commitment
       Level        Rate           Rate          Non-Financial          Financial                Fee
       -----        ----       -----------       -------------          ---------               ----
         I         1.000%         2.000%            1.125%                2.000%                .45%
        II          .750%         1.750%            1.000%                1.750%                .40%
        III         .500%         1.500%             .875%                1.500%                .35%
        IV          .250%         1.250%             .750%                1.250%                .30%

         ; PROVIDED HOWEVER that, if the Company shall have failed to deliver to the Lenders by the date required hereunder any Compliance Certificate pursuant to SECTION 7.02(b), then from the date such Compliance Certificate was required to be delivered until the date of such delivery the Applicable Margin shall be deemed to be Level I. Each change in the Applicable Margin shall take effect with respect to all outstanding Loans on the third Business Day immediately succeeding the day on which such Compliance Certificate is received by the Agent; PROVIDED, HOWEVER, that with respect to the period from January 1, 2000 until the third Business Day immediately succeeding the day on which the Compliance Certificate with respect to the fiscal quarter ended March 31, 2000 is received by the Agent, the Applicable Margin shall be determined by reference to the Compliance Certificate delivered to the Agent with respect to the fiscal year ended December 31, 1999. Notwithstanding the foregoing, no reduction in the Applicable Margin shall be effected if a Default or an Event of Default shall have occurred and be continuing on the date when such change would otherwise occur, it being understood that on the third Business Day immediately succeeding the day on which such Default or Event of Default is either waived or cured (assuming no other Default or Event of Default shall be then pending), the Applicable Margin shall be reduced (on a prospective basis) in accordance with the then most recently delivered Compliance Certificate.

                  "CHANGE OF CONTROL" means (a) any Person or any two or more Persons (in each case other than a Person that is a stockholder of the Company as of the date of this Agreement) acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of capital stock of the Company (or other securities convertible into such capital stock) representing 25% or more of the combined voting power of all capital stock of the Company entitled to vote in the election of directors, other than capital stock having such power only by reason of the happening of a contingency, or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reasons other than death or disability to constitute a majority of the directors then in office, or
         (c) during any period of twelve consecutive calendar months (other than pursuant to a



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

        disposition permitted pursuant to SECTION 8.02), the ceasing of more than 25% of the individuals who hold an office possessing the title Senior Vice President or Executive Vice President or such title that ranks senior thereto of the Company or the Company's direct Subsidiaries (collectively, "SENIOR MANAGEMENT"), on the first day of each such period to be part of the Senior Management of the Company and its Subsidiaries taken as a whole.

                  "COLLATERAL DOCUMENTS" means, collectively, (a) the Guaranty, the Pledge Agreements, the Security Agreement and other similar agreements between the Company or its Subsidiaries and the Lenders or the Collateral Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby and (b) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                  "EBIT" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) Net Income (or net loss) for such period PLUS (b) all amounts treated as expenses for interest to the extent included in the determination of such Net Income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such Net Income (or loss); PROVIDED, HOWEVER, that Net Income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

                  "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the Net Income (or net loss) for such period PLUS
         (b) all amounts treated as expenses for depreciation and interest and the amortization of intangibles of any kind to the extent included in the determination of such Net Income (or loss), PLUS (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); PROVIDED, HOWEVER, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

                  "PERMITTED ACQUISITION THRESHOLD" means either (a) the total consideration to be paid by the Company or any of its Subsidiaries in connection with an Acquisition (as determined by the Company) is equal to or in excess of $20,000,000 or (b) the total cash consideration to be paid by the Company or any of its Subsidiaries in connection with an Acquisition is equal to or in excess of $7,500,000.

                (b) ARTICLE I OF THE CREDIT AGREEMENT IS AMENDED BY INSERTING THE FOLLOWING DEFINITION IN ALPHABETICAL ORDER:

                  "SECURITY AGREEMENT" means the Security Agreement among the Company, the Guarantors and the Agent.

                (c) ARTICLE II OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY (i) REDESIGNATING CLAUSE (b) OF SECTION 2.07 AS CLAUSE (c) AND (ii) ADDING THE FOLLOWING NEW CLAUSE (b) TO SECTION 2.07:



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                           "(b) On the date of receipt thereof by the Company or
                  any of its Subsidiaries, an amount equal to 100% of the net proceeds received by any such Person from the sale or other disposition of an Insurance Subsidiary (including any sale of any asset of an Insurance Subsidiary) shall be applied to repay the then outstanding Revolving Loans.".

                (d) ARTICLE VI OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING SECTION 6.13 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU
THEREOF:

                  "6.13    COLLATERAL DOCUMENTS

                           (a) The provisions of each Pledge Agreement are
                  effective to create, in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all of the collateral described therein; and the Pledged Collateral was delivered to the Collateral Agent or its nominee in accordance with the terms thereof. The Lien of each Pledge Agreement constitutes a perfected, first priority security interest in all right, title and interest of the Company or such Subsidiary, as the case may be, in the Collateral described therein, prior and superior to all other Liens and interests.

                           (b) The provisions of each of the Collateral
                  Documents are effective to create in favor of the Collateral Agent for the benefit of the Lenders, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the collateral described therein, subject only to any Permitted Liens. The chief executive office and the principal books and records of the Company and each Guarantor will be located at its address set forth on SCHEDULE A to the Security Agreement, and when financing statements have been filed in the appropriate offices in the jurisdictions corresponding to such locations and when such other actions as are each described in each of the Collateral Documents, each of the Collateral Documents shall constitute a perfected security interest in all right, title and interest of such Person, as the case may be, in the Collateral described therein, and except for Permitted Liens existing on the Closing Date and whose priority cannot be superseded by the provisions hereof or of any Collateral Document and filings hereunder or thereunder, a perfected first lien on, and security interest in, all right, title and interest of such Person, as the case may be, in the Collateral described in each Collateral Document.

                        (c) All representations and warranties of the Company
                and any of its Subsidiaries party thereto contained in the Collateral Documents are true and correct.".

                        (e) ARTICLE VII OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY (i) REDESIGNATING CLAUSE (f) OF SECTION 7.02 AS CLAUSE (g) AND (ii) ADDING THE FOLLOWING NEW CLAUSE (f) TO SECTION 7.02:



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

                           "(f) ACCOUNT RECEIVABLE AGING REPORT. Within
                  forty-five (45) days after the end of each fiscal quarter (commencing with the fiscal quarter ended March 31, 2000), an account receivable aging report (the "Account Receivable Aging Report") of the Company by segment as defined in the Company's Form 10-K for the fiscal year ended December 31, 1999. Each Account Receivable Aging Report shall include such detail as the Agent may reasonably require and shall be signed by the president or the chief financial officer or treasurer of the Company; and".

                (f) ARTICLE VIII OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY
(x) DELETING SECTION 8.15 IN ITS ENTIRETY AND INSERTING THE FOLLOWING IN LIEU
THEREOF:

                        "8.15 MINIMUM NET WORTH. The Company shall not permit
                its Consolidated Net Worth at any time (a) for the period from and including the Closing Date to but excluding the last day of the fiscal quarter ended on December 31, 1999, to be less than $510,000,000, and (b) for the period from and including the last day of the fiscal quarter ended on December 31, 1999 and thereafter, to be less than an amount equal to the sum of (x) $510,000,000 PLUS (y) 70% of the Company's positive Net Income, if any, for each such fiscal quarter plus (2) an amount equal to 100% of the net cash and non-cash proceeds of any equity securities issued by the Company after the date of this Agreement."; and

                        (x) DELETING SECTION 8.17 IN ITS ENTIRETY AND INSERTING
                THE FOLLOWING IN LIEU THEREOF:

                           "8.17 INTEREST COVERAGE RATIO. The Company shall not permit, at any time during a period listed below, its Interest Coverage Ratio at such time for the twelve month period (taken as one accounting period) last ended prior to the date of determination, to be less than the ratio set forth below opposite the respective period in which the determination is being made:


                 PERIOD                             RATIO

                 From and including                 4.00:1.0
                 the last day of the
                 fiscal quarter ended
                 December 31, 1999
                 to but excluding the
                 last day of the fiscal
                 quarter ended on
                 December 31, 2000




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                 From and including                 4.25:1.0
                 the last day of the
                 fiscal quarter ended on
                 December 31, 2000
                 to but excluding the
                 last day of the fiscal
                 quarter ended on
                 December 31, 2001

                 Thereafter                         4.50:1.0

                (g) SCHEDULE 2.01 OF THE CREDIT AGREEMENT IS AMENDED IN ITS ENTIRETY TO READ AS SET FORTH ON EXHIBIT A HERETO.

        SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date (the "EFFECTIVE DATE") each of the following conditions have been satisfied:

                (a) EXECUTION AND DELIVERY. The Company and the Majority Lenders shall have executed and delivered this Agreement.

                (b) NO DEFAULTS. No Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

                (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement, the Credit Agreement (as amended hereby) and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty expressly refers to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

                (d) REDUCTION OF COMMITMENTS. The receipt by the Agent from the Company of an irrevocable notice to the Agent to permanently reduce the Commitments from $250,000,000 to $200,000,000 pursuant to SECTION 2.05 of the Credit Agreement.

                (e) AMENDMENT FEE. The receipt by the Agent from the Company of an amendment fee in the amount of $5,000 per Lender executing this Amendment, to be distributed by the Agent to such Lenders.

        SECTION 4. REPRESENTATIONS AND WARRANTIES.

                (a) The Company represents and warrants (i) that it has full power and authority to enter into this Agreement and perform its obligations hereunder in accordance with the provisions hereof, (ii) that this Agreement has been duly authorized, executed and delivered by such party and (iii) that this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.



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

                (b) The Company represents and warrants that the following statements are true and correct:

                        (i) The representations and warranties contained in the
                Credit Agreement and each of the other Loan Documents are and will be true and correct in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

                        (ii) No event has occurred and is continuing or will
                result from the consummation of the transactions contemplated by this Agreement that would constitute an Event of Default.

                        (iii) The execution, delivery and performance of this
                Agreement by the Company do not and will not violate its respective certificate or articles of incorporation or by-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject.

                        (iv) No authorization or approval or other action by,
                and no notice to or filing or registration with, any governmental authority or regulatory body is required in connection with its execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement.

        SECTION 5. SECURITY AGREEMENT; FURTHER ASSURANCES.

                (a) The Company and each Guarantor shall enter into a security agreement, substantially in the form attached hereto as Exhibit B, within 30 days (or such other time period as is deemed necessary by the Agent in light of the surrounding circumstances) of the Effective Date.

                (b) Promptly upon request by the Agent or the Majority Lenders, the Company and each Guarantor shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted to



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

the Lenders under any Loan Document or under any other document executed in connection therewith.

        SECTION 6. REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

                (a) On and after the Effective Date each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents (the "ANCILLARY DOCUMENTS") delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                (b) Except as specifically amended above, the Credit Agreement, the Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

                (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver (except as specifically waived above) of any right, power or remedy of the Lenders, the Co-Agents or the Agents under the Credit Agreement, the Loan Documents or the Ancillary Documents.

        SECTION 7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

        SECTION 9. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes.

                           [signature pages to follow]



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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

                                      /s/CENTURY BUSINESS SERVICES, INC.


                                      /s/BANK OF AMERICA, N.A., as Agent


                                      /s/BANK OF AMERICA, N.A., Individually as
                                      a Lender and as the Issuing Bank


                                      /s/BANKBOSTON, NA, as a Co-Agent and
                                      individually as a Lender


                                      /s/BANK ONE, MICHIGAN, as a Co-Agent and
                                      individually  as a Lender


                                      /s/LASALLE BANK NATIONAL ASSOCIATION, as a
                                      Co-Agent and individually as a Lender


                                      /s/PNC BANK, NATIONAL ASSOCIATION, as a
                                      Co-Agent and individually as a Lender


                                      /s/COMERICA BANK


                                      /s/FIFTH THIRD BANK, NORTHEASTERN OHIO


                                      /s/HUNTINGTON NATIONAL BANK


                                      /s/FIRSTAR BANK, N.A.


                                      /s/FIRSTMERIT BANK, N.A.


                                      /s/FIRST UNION NATIONAL BANK


                                      /s/U.S. BANK, N.A.

                                    EXHIBIT A
                                    ---------

                                  SCHEDULE 2.01
                                  -------------

                           REVOLVING LOAN COMMITMENTS
                           --------------------------
                               AND PRO RATA SHARES
                               -------------------


                                            Revolving Loan          Pro Rata
         Lender                             Commitment              Share
         ------                             ----------              -----


Bank of America, N.A.                       $ 26,400,000            13.20%
BankBoston, NA                                19,200,000             9.60%
Bank One, Michigan                            19,200,000             9.60%
LaSalle Bank National Association             19,200,000             9.60%
PNC Bank, National Association                19,200,000             9.60%
Comerica Bank                                 15,200,000             7.60%
Fifth Third Bank, Northeastern Ohio           15,200,000             7.60%
Huntington National Bank                      15,200,000             7.60%
Firstar Bank                                  15,200,000             7.60%
FirstMerit Bank, N.A.                         12,000,000             6.00%
First Union National Bank                     12,000,000             6.00%
U.S. Bank, N.A.                               12,000,000             6.00%
                                            ------------            ------

TOTAL:                                      $200,000,000             100%
                                            ============             ====



                                      S-2